No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARRIOTT VACATIONS WORLDWIDE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6531	45-2598330
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6649 Westwood Blvd.

Orlando, Florida 32821

(407) 206-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James H Hunter, IV

Executive Vice President and General Counsel

Marriott Vacations Worldwide Corporation

6649 Westwood Blvd.

Orlando, Florida 32821

(407) 206-6000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Fox, P.C. David Feirstein, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800	Victoria J. Kincke General Counsel ILG, Inc. 6262 Sunset Drive Miami, Florida 33143 (305) 666-1861	Scott A. Barshay, Esq. David M. Klein, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 6th Avenue New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement after all other conditions to the completion of the merger described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☒ Registration No. 333-225476

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.(Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	25,000 (1)	N/A	$3,093,936.30 (2)	$386 (3)

(1)

Represents the maximum number of additional shares of common stock, par value $0.01 per share (“MVW Common Stock”) of Marriott Vacations Worldwide Corporation (“MVW”), estimated to be issued upon the completion of the acquisition of ILG, Inc. (“ILG”) by MVW through a series of business combinations (the “Combination Transactions”), as described in the Registration Statement on Form S-4 (File No. 333-225476), which was declared effective on July 23, 2018 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, MVW has previously registered 20,954,411 shares of MVW Common Stock with the Securities and Exchange Commission. MVW now anticipates that up to 20,979,411 shares of MVW Common Stock may be issued in the Combination Transactions.

(2)

Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is (a) the product of (i) $35.17 (the average of the high and low prices of common stock, par value $0.01 per share, of ILG, Inc. (“ILG common stock”) as reported on the NASDAQ Stock Market on August 28, 2018) and (ii) 151,515, the estimated maximum number of additional shares of ILG common stock that may be exchanged for the merger consideration (as defined in the Prior Registration Statement, incorporated by reference herein), less (b) the estimated aggregate amount of cash to be paid by the registrant as merger consideration with respect to such additional shares. MVW previously paid a filing fee of $307,525.02 in connection with registering 20,954,411 shares of MVW Common Stock pursuant to the Prior Registration Statement.

(3)	Calculated pursuant to Section 6(b) of the Securities Act and SEC Fee Advisory #7 for Fiscal Year 2018 at a rate equal to $124.50 per $1,000,000 of the proposed maximum offering price.

This registration statement will become effective automatically upon filing with the Commission pursuant to Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act for the sole purpose of registering an additional 25,000 shares of MVW Common Stock for issuance to the ILG stockholders as part of the merger consideration pursuant to the merger agreement (as defined in the Prior Registration Statement, incorporated by reference herein). MVW has previously registered 20,954,411 shares of MVW Common Stock pursuant to the Prior Registration Statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement incorporates by reference the contents of the Prior Registration Statement on Form S-4 (Registration No. 333-225476), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for Marriott Vacations Worldwide Corporation

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm for ILG, Inc.

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Marriott Vacations Worldwide Corporation, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on August 31, 2018.

Marriott Vacations Worldwide Corporation

By:	/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President and Chief Financial and Administrative Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ William J. Shaw
William J. Shaw
Chairman
Date: August 31, 2018

/s/ C.E. Andrews
C.E. Andrews
Director
Date: August 31, 2018

/s/ Raymond L. Gellein, Jr.
Raymond L. Gellein, Jr.
Director
Date: August 31, 2018

/s/ John E. Geller, Jr.
John E. Geller, Jr.
Executive Vice President and Chief Financial and Administrative Officer (Principal Financial Officer)
Date: August 31, 2018

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/s/ Thomas J. Hutchison III Thomas J. Hutchison III
Director
Date: August 31, 2018

/s/ Melquiades R. Martinez Melquiades R. Martinez
Director
Date: August 31, 2018

/s/ William W. McCarten William W. McCarten
Director
Date: August 31, 2018

/s/ Dianna F. Morgan Dianna F. Morgan
Director
Date: August 31, 2018

/s/ Laurie A. Sullivan Laurie A. Sullivan Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Date: August 31, 2018

/s/ Stephen P. Weisz Stephen P. Weisz
President, Chief Executive Officer (Principal Executive Officer) and Director
Date: August 31, 2018

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